2Q Earnings Presentation August 2025 Copyright © 2025 agilon health. Confidential internal document containing proprietary information. Do not distribute.

2 Disclaimers and Forward-Looking Statements FORWARD-LOOKING STATEMENTS AND OTHER INFORMATION Statements in this presentation that are not historical factual statements are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include, among other things, statements regarding our and our officers’ intent, belief or expectation as identified by the use of words such as “believes,” “expects,” “may,” “will,” “shall,” “should,” “would,” “could,” “seeks,” “aims,” “projects,” “is optimistic,” “intends,” “plans,” “estimates,” “anticipates” or the negative versions of these words or other comparable terms. Examples of forward-looking statements include, among other things: statements regarding our leadership transition and CEO search process, our confidence in future financial improvements, expectations about 2025 being a transition year, anticipated benefits from our strategic initiatives, potential optimization actions under review, timing, outcomes and other details relating to growth opportunities, our onboarding and educational programs, stabilization in Medicare Advantage, our cash flow and capital priorities, total and average membership, expected Total Revenues, Medical Margin, Adjusted EBITDA, Geography Entry Costs and other financial projections and assumptions. Forward-looking statements reflect our current expectations and views about future events and are subject to risks and uncertainties that could significantly affect our future financial condition and results of operations. While forward-looking statements reflect our good faith belief and assumptions we believe to be reasonable based upon current information, we can give no assurance that our expectations or forecasts will be attained. Forward-looking statements are subject to known and unknown risks and uncertainties, many of which may be outside our control, including but not limited to: our history of net losses and the expectation that our expenses will increase in the future; failure to identify and develop successful new geographies, physician partners and payors, or execute upon our growth initiatives; success in executing our operating strategies or achieving results consistent with our historical performance; medical expenses incurred on behalf of our members may exceed revenues we receive; our ability to maintain and secure additional contracts with Medicare Advantage payors on favorable terms, if at all; our ability to grow new physician partner relationships sufficient to recover startup costs; availability of additional capital, on acceptable terms or at all, to support our business in the future; significant reduction in our membership; transition to a Total Care Model may be challenging for physician partners; public health crises, such as pandemics or epidemics, could adversely affect us; inaccuracy in estimates of our members’ risk adjustment factors, medical services expense, incurred but not reported claims, and earnings pursuant to payor contracts; the impact of restrictive clauses or exclusivity provisions in some of our contracts with physician partners; our ability to hire and retain qualified personnel; our ability to realize the full value of our intangible assets; security breaches, cybersecurity attacks, loss of data and other disruptions to our information systems; our ability to protect the confidentiality of our know-how and other proprietary and internally developed information; our reliance on our subsidiaries to perform and fund their operations; our use of artificial intelligence and machine learning in our business and challenges with properly managing the development and use of these technologies; our reliance on a limited number of key payors; the limited terms of contracts with our payors and our ability to renew them upon expiration; our ability to navigate the changing healthcare payor market; our reliance on our payors, physician partners and other providers to operate our business; our ability to obtain accurate and complete diagnosis data; our reliance on third-party software, data, infrastructure and bandwidth; consolidation and competition in the healthcare industry; the impact of changes to, and dependence on, federal government healthcare programs; uncertain or adverse economic and macroeconomic conditions, including a downturn or decrease in government expenditures; regulation of the healthcare industry and our and our physician partners’ ability to comply with such laws and regulations; federal and state investigations, audits and enforcement actions; repayment obligations arising out of payor audits; negative publicity regarding the managed healthcare industry generally; our use, disclosure and processing of personally identifiable information, protected health information, and de-identified data; failure to obtain or maintain an insurance license, a certificate of authority or an equivalent authorization; changes in tax laws and regulations, or changes in related judgments or assumptions; our indebtedness and our potential to incur more debt; our dependence on our subsidiaries for cash to fund all of our operations and expenses; provisions in our governing documents; our ability to achieve a return on investment depends on appreciation in the price of our common stock; lawsuits not covered by insurance and securities class action litigation; sustainability issues; our stock price may be volatile; and risks related to management transitions, including the search for a permanent CEO, and our ability to effectively manage leadership changes . These risks and uncertainties that could cause actual results and outcomes to differ from those reflected in forward-looking statements include, but are not limited to, those factors discussed in our filings with the Securities and Exchange Commission (the “SEC”), including the factors discussed under “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, which can be found at the SEC’s website at www.sec.gov. Additionally, the suspension of our previously issued full-year 2025 financial guidance, ongoing implementation of performance initiatives, leadership changes, and dynamic market conditions create additional uncertainty regarding our future operating and financial performance. Except as required by law, we do not undertake, and hereby disclaim, any obligation to update any forward-looking statements, which speak only as of the date on which they are made. NON-GAAP FINANCIAL MEASURES This presentation includes references to non‐GAAP financial measures, including but not limited to Medical Margin and Adjusted EBITDA. We believe medical margin and Adjusted EBITDA help identify underlying trends in our business and facilitate evaluation of period-to-period operating performance of our operations by eliminating items that are variable in nature and not considered by us in the evaluation of ongoing operating performance, allowing comparison of our recurring core business operating results over multiple periods. We also believe Medical Margin and Adjusted EBITDA provide useful information about our operating results, enhance the overall understanding of our past performance and future prospects, and allow for greater transparency with respect to key metrics we use for financial and operational decision-making. We believe Medical Margin and Adjusted EBITDA or similarly titled non-GAAP measures are widely used by investors, securities analysts, ratings agencies, and other parties in evaluating companies in our industry as a measure of financial performance. Other companies may calculate Medical Margin and Adjusted EBITDA or similarly titled non-GAAP measures differently from the way we calculate these metrics. As a result, our presentation of Medical Margin and Adjusted EBITDA may not be comparable to similarly titled measures of other companies, limiting their usefulness as comparative measures Medical Margin and Adjusted EBITDA have limitations as analytical tools and should not be considered in isolation or as an alternative to GAAP measures or other financial statement data presented in agilon’s consolidated financial statements. Reconciliation of such non-GAAP measures to the applicable GAAP measures are set forth in the appendix. TRADEMARKS All rights to the trademarks included herein, other than the Company’s trademarks, belong to their respective owners and our use hereof does not imply any endorsement by the owners of these trademarks.

3 Jeff Schwaneke Chief Financial Officer Heidi Hittner EVP & Chief of Staff Dr. Karthik Rao Chief Medical Officer Ben Shaker Chief Markets Officer Girish Venkatachaliah Chief Technology Officer Denise Zamore Chief Legal Officer & Corporate Secretary Focus on Daily Delivery of Outcomes Consistent with Priorities Ronald A. Williams Executive Chairman Office of the Chairman Strengthening our Leadership agilon taking decisive action to align talent and execution to our opportunity ✓ Steven Sell stepped down as President, CEO and Director of the Board ✓ Board appoints agilon co-founder and current Board Chairman Ronald A. Williams as Executive Chairman ✓ Board initiates search for permanent CEO ✓ Establishes Office of the Chairman to accelerate business performance reviews and actions to improve outcomes Recalibrating organizational culture to drive urgency, accountability, and performance

4 Reinforcing our Focus on Execution Executing strategic initiatives with a heightened sense of urgency and focus Accelerating strategic actions to deliver sustainable long-term profitability ✓ Amplifying initiatives to improve contract economics, reduce market risk, and optimize our cost structure Driving disciplined growth while addressing current market dynamics ✓ Improving executional rigor across our business and strengthening relationships with physicians, patient and payors Investing in advanced clinical and operational capabilities to reduce variability and enhance quality outcomes ✓ Accelerated implementation of technology, clinical pathways and operating efficiency to bring us closer to PCP partners

Improved Executional Rigor Focused on Urgency, Accountability, and Performance • Deliver 4+ Star quality • Improved outcomes for high-risk patients • Clinical pathways expansion • Heightened focus on cost discipline • Alignment of spend with key priorities • Strong balance sheet with ~$327M1 in cash & short-term investments Key Priorities and Renewed Action Plan 5 • Improved data visibility • Reduction in Part D exposure • Enhanced payor economics and incentives Payor & Data Performance Cost Discipline Financial Strength • 1) Excludes $176M in ACO REACH Cash Optimizing Total Care Model through proximity to primary care physicians

6 Q2 2025 Highlights • Performance impacted by revised risk adjustment for 2024 and 2025 ▪ Total RAF impact of $85M, including $37M for FY’24, and $48M YTD in FY’25 ▪ Final and mid-year data highly correlated to enhanced data pipeline which went into effect at the end of Q1’25 ▪ Completed analysis of updated payor data, including final FY’24 for 90% of members and mid -year FY’25 for ~72% of members ▪ Analysis indicated risk adjustment contributions lower than previous estimates • Unfavorable development from 2024 driven by exited markets and Part D – both carved out for 2025 Data infrastructure enhancements already providing additional visibility to insights supporting forecasting accuracy for RAF and cost trends for 2026

Medical Margin Bridge – Q2 2025

Medical Margin Bridge for Actual vs. Guidance



$60M
$3M
($37M)
($13M)
($20M)
($48M)
($53M)
Q2 2025 Guide (Mid-point)
PYD (Quality, Other)
PYD (Risk Adjustment)
PYD (Part D)
PYD (Exiting Markets)
CY Risk Adjustment
Q2 2025 Actual (GAAP)

Q2 2025 Financial Summary

- Medical margin for the quarter primarily impacted by lower prior year revenue development and updated current year revenue projections.
- Prior Year Development (PYD):
  - Risk adjustment reflects final-year payor data for FY'24 representing 90% of members
  - 2024 risk adjustment now estimated at ~1.2%
  - Part D related to exited markets and payers carved out for Part D exposure
- Current Year Risk Adjustment Estimates:
  - Risk adjustment reflects mid-year payor data for FY'25 representing 72% of our members for the six-month period ending June 30, 2025
  - Excludes any additional impact from the remaining 28% of membership we are awaiting additional payer data.
- FY '25 claims in line with expectations
  - No material claims related prior period development

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Quarter Ending June 30, 2025 Medicare Advantage Members 498,000 ACO Model Members 116,000 Total Members Live on Platform 614,000 Avg. Medicare Advantage Members 498,000 Total Revenues ($M) $1,395 Gross Profit ($M) ($52) Medical Margin ($M) ($53) Net Income (Loss) ($M) ($104) Adjusted EBITDA ($M) ($83) Geography Entry Costs ($M) $4 Q2 2025 Financial Performance 8

9 Non-GAAP Reconciliations

10 Non-GAAP Reconciliations (Dollars in thousands) Three Months Ended June 30, Six Months Ended June 30, 2025 2024 2025 2024 Gross profit (loss)(1) $ (52,427) $ 32,175 $ (1,705) $ 107,263 Other operating revenue (2,943) (3,179) (5,846) (6,338) Other medical expenses 2,164 76,523 82,357 161,947 Medical margin $ (53,206) $ 105,519 $ 74,806 $ 262,872 1) Gross profit is defined as total revenues less medical services expenses and other medical expense. Medical Margin

Non-GAAP Reconciliations

Adjusted EBITDA

(Dollars in thousands)	Three Months Ended June 30,		Six Months Ended June 30,	
	2025	2024	2025	2024
Net income (loss)[1]	$ (104,370)	$ (30,662)	$ (92,258)	$ (36,696)
(Income) loss from discontinued operations, net of income taxes	—	—	(14,000)	9,281
Interest expense	1,572	1,697	3,087	2,981
Income tax expense (benefit)	62	417	258	284
Depreciation and amortization	7,319	5,907	14,195	11,751
Severance and related costs	119	868	644	3,283
Stock-based compensation expense	15,381	18,207	32,101	35,116
EBITDA adjustment related to equity method investments[2]	4,366	1,404	11,209	5,306
Other[3]	(7,782)	(668)	(18,002)	(5,082)
Adjusted EBITDA	$ (83,333)	$ (2,830)	$ (62,766)	$ 26,224

1) Includes direct geography entry costs, including investments to develop and expand our platform and costs in geographies that are in implementation and are not yet generating revenue and investments to grow existing markets. For the three months ended June 30, 2025 and 2024, (i) $0.2 million and $18,000, respectively, are included in other medical expenses and (ii) $4.2 million and $4.8 million, respectively, are included in general and administrative expenses. For the six months ended June 30, 2025 and 2024, (i) $(1.0) million and $0.6 million, respectively, are included in other medical expenses and (ii) $10.8 million and $15.3 million, respectively, are included in general and administrative expenses.

2) Includes elimination of certain administrative services provided by agilon health, inc. to equity method investments.

3) Includes interest income, transaction-related costs and elimination of certain administrative services provided by agilon health, inc. to equity method investments.

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